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                                                            EXHIBIT 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of AMRESCO, INC. on Form S-3 of our report dated February 6, 1995 on AMRESCO, INC. and of our report dated March 26, 1993 on AMRESCO (predecessor businesses), included and incorporated by reference in the Annual Report on Form 10-K of AMRESCO, INC. for the year ended December 31, 1994. We also consent to the reference to us under the heading "Independent Accountants" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Dallas, Texas

January 11, 1996